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                                                                  EXHIBIT 23(M)

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Equipment Supply Co., Inc. and Affiliates
Burlington, New Jersey

  We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated June 19, 1998, except for Notes 9 and 15 which are as of July 10, 1998, relating to the combined financial statements of Equipment Supply Co., Inc. and Affiliates which is contained in that Prospectus.

  We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                          BDO Seidman, LLP

Philadelphia, Pennsylvania
September 15, 1998